Exhibit 1.1

PEPSICO, INC.

1.950% Senior Notes due 2031
2.625% Senior Notes due 2041
2.750% Senior Notes due 2051

TERMS AGREEMENT

October 6, 2021

To:	PepsiCo, Inc. 700 Anderson Hill Road Purchase, New York 10577

Ladies and Gentlemen:

We understand that PepsiCo, Inc., a North Carolina corporation (the “Company”), proposes to issue and sell $1,250,000,000 of its 1.950% Senior Notes due 2031 (the “2031 Notes”), $750,000,000 of its 2.625% Senior Notes due 2041 (the “2041 Notes”) and $1,000,000,000 of its 2.750% Senior Notes due 2051 (the “2051 Notes,” and together with the 2031 Notes and 2041 Notes, the “Underwritten Securities”) subject to the terms and conditions stated herein and in the PepsiCo, Inc. Underwriting Agreement Standard Provisions dated as of November 18, 2019 filed with the Securities and Exchange Commission on November 18, 2019 as Exhibit 1.2 to the Company’s Registration Statement on Form S-3 (File No. 333-234767) (the “Standard Provisions”). Each of the applicable provisions in the Standard Provisions (including defined terms) is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. We, the underwriters named below (the “Underwriters”), offer to purchase, severally and not jointly, the amount of Underwritten Securities opposite our names set forth below at a purchase price equal to 99.180% of the principal amount thereof for the 2031 Notes, 99.220% of the principal amount thereof for the 2041 Notes and 98.477% of the principal amount thereof for the 2051 Notes.

	Principal Amount of
Underwriters	2031 Notes	2041 Notes	2051 Notes
BofA Securities, Inc.	$187,500,000	$112,500,000	$150,000,000
Citigroup Global Markets Inc.	187,500,000	112,500,000	150,000,000
Deutsche Bank Securities Inc.	187,500,000	112,500,000	150,000,000
J.P. Morgan Securities LLC	187,500,000	112,500,000	150,000,000
Goldman Sachs & Co. LLC	93,750,000	56,250,000	75,000,000
HSBC Securities (USA) Inc.	93,750,000	56,250,000	75,000,000
Mizuho Securities USA LLC	93,750,000	56,250,000	75,000,000
Morgan Stanley & Co. LLC	93,750,000	56,250,000	75,000,000
ANZ Securities, Inc.	12,500,000	7,500,000	10,000,000
CastleOak Securities, L.P.	12,500,000	7,500,000	10,000,000
ING Financial Markets LLC	12,500,000	7,500,000	10,000,000
Loop Capital Markets LLC	12,500,000	7,500,000	10,000,000
PNC Capital Markets LLC	12,500,000	7,500,000	10,000,000
RBC Capital Markets, LLC	12,500,000	7,500,000	10,000,000
Siebert Williams Shank & Co., LLC	12,500,000	7,500,000	10,000,000
SG Americas Securities, LLC	12,500,000	7,500,000	10,000,000
UBS Securities LLC	12,500,000	7,500,000	10,000,000
U.S. Bancorp Investments, Inc.	12,500,000	7,500,000	10,000,000
Total	$1,250,000,000	$750,000,000	$1,000,000,000

The Underwriters agree to reimburse the Company for $2,250,000 of its expenses incurred in connection with the offering of the Underwritten Securities; such reimbursement to occur simultaneously with the purchase and sale of the Underwritten Securities at the Closing Time.

Section 9(f) of the Standard Provisions shall apply to this Agreement.

For purposes of Section 21 of the Standard Provisions, the identified provisions are: (i) the fifth paragraph of text under the caption “Underwriting” in such preliminary prospectus, Time of Sale Prospectus and the Prospectus; (ii) the third sentence of the seventh paragraph of text under the caption “Underwriting” in such preliminary prospectus, Time of Sale Prospectus and the Prospectus; (iii) the eighth paragraph of text under the caption “Underwriting” in such preliminary prospectus, Time of Sale Prospectus and the Prospectus; and (iv) the eleventh and twelfth paragraphs of text under the caption “Underwriting” in such preliminary prospectus, Time of Sale Prospectus and the Prospectus.

The undersigned are acting as the “Representative” under the Standard Provisions (the “Representatives”). The Representatives represent and warrant that they are duly authorized to execute and deliver this Terms Agreement on behalf of the several Underwriters named above.

The signature of any signatory to this Agreement may be manual or facsimile (including, for the avoidance of doubt, electronic).

The Underwritten Securities and the offering thereof shall have the following additional terms:

Issuer:	PepsiCo, Inc.
Trade Date:	October 6, 2021
Time of Sale:	5:35 P.M. New York time on the Trade Date
Settlement Date (T+10):	October 21, 2021
Closing Time:	9:00 AM New York time on the Settlement Date
Closing Location:	New York, New York
Time of Sale Prospectus:	Base prospectus dated November 18, 2019, preliminary prospectus supplement dated October 6, 2021 and free writing prospectus dated October 6, 2021
Title of Securities:	1.950% Senior Notes due 2031	2.625% Senior Notes due 2041	2.750% Senior Notes due 2051
Aggregate Principal Amount Offered:	$1,250,000,000	$750,000,000	$1,000,000,000
Maturity Date:	October 21, 2031	October 21, 2041	October 21, 2051
Interest Payment Dates:	Semi-annually on each April 21 and October 21, commencing April 21, 2022	Semi-annually on each April 21 and October 21, commencing April 21, 2022	Semi-annually on each April 21 and October 21, commencing April 21, 2022
Benchmark Treasury:	1.250% due August 15, 2031	1.750% due August 15, 2041	2.375% due May 15, 2051
Benchmark Treasury Yield:	1.521%	2.015%	2.062%
Spread to Treasury:	+47 basis points	+62 basis points	+72 basis points
Re-offer Yield:	1.991%	2.635%	2.782%
Coupon:	1.950%	2.625%	2.750%
Price to Public:	99.630%	99.845%	99.352%
Optional Redemption:	Prior to July 21, 2031, make-whole call at Treasury rate plus 10 basis points; par call at any time on or after July 21, 2031	Prior to April 21, 2041, make-whole call at Treasury rate plus 10 basis points; par call at any time on or after April 21, 2041	Prior to April 21, 2051, make-whole call at Treasury rate plus 15 basis points; par call at any time on or after April 21, 2051
Net Proceeds to PepsiCo (Before Expenses):	$1,239,750,000	$744,150,000	$984,770,000
Use of Proceeds:	PepsiCo intends to use the net proceeds from this offering for general corporate purposes, including the repurchase of outstanding indebtedness and the repayment of commercial paper.
Day Count Fraction:	30/360	30/360	30/360
CUSIP / ISIN:	713448FE3 / US713448FE31	713448FF0 / US713448FF06	713448FG8 / US713448FG88
Minimum Denomination:	$2,000 and integral multiples of $1,000
Joint Book-Running Managers:	BofA Securities, Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC

Senior Co-Managers:	Goldman Sachs & Co. LLC HSBC Securities (USA) Inc. Mizuho Securities USA LLC Morgan Stanley & Co. LLC

Co-Managers:	ANZ Securities, Inc.
CastleOak Securities, L.P.
ING Financial Markets LLC
Loop Capital Markets LLC
PNC Capital Markets LLC
RBC Capital Markets, LLC
Siebert Williams Shank & Co., LLC
SG Americas Securities, LLC
UBS Securities LLC
U.S. Bancorp Investments, Inc.
Address for Notices to the Representatives:

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Deutsche Bank Securities Inc.
Attention: Investment Grade Debt Capital Markets
60 Wall Street
New York, New York 10005-2836

J.P. Morgan Securities LLC
Attention: Investment Grade Syndicate Desk
383 Madison Avenue
New York, New York 10179

IN WITNESS WHEREOF, the parties hereto have executed this Terms Agreement as of the date first above written.

PEPSICO, INC.

By:	/s/ Hugh F. Johnston
Name: Hugh F. Johnston Title: Executive Vice President and Chief Financial Officer

By:	/s/ Ada Cheng
Name: Ada Cheng Title: Senior Vice President, Finance and Treasurer

CONFIRMED AND ACCEPTED, as of the date first above written:

BOFA SECURITIES, INC.
CITIGROUP GLOBAL MARKETS INC.
DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES LLC

as Representatives of the several Underwriters

By:	BOFA SECURITIES, INC.

	By:	/s/ Laurie Campbell
Name: Laurie Campbell
Title: Managing Director

By:	CITIGROUP GLOBAL MARKETS INC.

	By:	/s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Managing Director

By:	DEUTSCHE BANK SECURITIES INC.

	By:	/s/ John Han
Name: John Han
Title: Managing Director

By:	/s/ Ryan E. Montgomery
Name: Ryan E. Montgomery
Title: Managing Director

By:	J.P. MORGAN SECURITIES LLC

	By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Executive Director

Schedule I

Time of Sale Prospectus:

1.	Preliminary Prospectus dated October 6, 2021 (including the Base Prospectus dated November 18, 2019)

2.	Any free writing prospectuses approved by the Representatives and filed by the Company under Rule 433(d) under the Securities Act

3.	Final Term Sheet dated October 6, 2021 to be filed by the Company pursuant to Rule 433 under the Securities Act setting forth certain terms of the Underwritten Securities